                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                      NATURAL WONDERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                             NATURAL WONDERS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 1997

Dear Stockholder:

    On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Natural Wonders, Inc., a Delaware corporation (the "Company"), to be held on May 23, 1997 at 9:00 a.m. at the principal offices of the Company, located at 4209 Technology Drive, Fremont, California 94538, for the following purposes:

    1. To elect one (1) Class I director to hold office until the 2000 Annual Meeting of Stockholders and until his successor is elected and qualified.

    2. To consider a proposal to amend the Company's Amended and Restated 1993 Omnibus Stock Plan to increase the number of shares reserved for issuance thereunder from 1,710,000 to 2,000,000.

    3. To consider a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 31, 1998.

    4.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on April 11, 1997 are entitled to notice of, and to vote at, this meeting and any continuation or adjournments thereof.

                                          By Order of the Board of Directors

                                           /S/ KATHLEEN M. CHATFIELD
                                          Kathleen M. Chatfield
                                          CHIEF EXECUTIVE OFFICER AND PRESIDENT

Fremont, California
April 18, 1997

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
VOTING RIGHTS..............................................................................................           1

NOMINATION AND ELECTION OF DIRECTORS.......................................................................           2
    Meetings of the Board of Directors and Committees......................................................           3
    Compensation of Directors..............................................................................           3

PROPOSAL TO AMEND THE 1993 OMNIBUS STOCK PLAN..............................................................           5
    Summary of 1993 Omnibus Stock Plan as amended..........................................................           5
    Summary of United States Federal Income Tax Consequences of Stock Options..............................           9

APPOINTMENT OF INDEPENDENT AUDITORS........................................................................          11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................          12

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS...........................................................          14
    Compensation of Executive Officers.....................................................................          14
    Stock Options Granted in Fiscal 1996...................................................................          15
    Option Exercises and Fiscal 1996 Year-End Values.......................................................          16
    Employment Contracts and Change of Control Arrangements................................................          16
    Compliance with Section 16(a) of the Securities Exchange Act of 1934...................................          16

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.............................................          17
    Overview and Policies for Fiscal Year 1996.............................................................          17
    Chief Executive Officer Compensation...................................................................          18
    Deductibility of Executive Compensation................................................................          18

COMPARISON OF STOCKHOLDER RETURN...........................................................................          19

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING...............................................          20

TRANSACTION OF OTHER BUSINESS..............................................................................          20

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                             NATURAL WONDERS, INC.
                             4209 TECHNOLOGY DRIVE
                           FREMONT, CALIFORNIA 94538
                                 (510) 252-9600

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Natural Wonders, Inc., a Delaware corporation (the "Company") of Proxies for use at the Annual Meeting of Stockholders to be held on May 23, 1997, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying Proxy are first being sent to stockholders on approximately April 18, 1997. The cost of the solicitation of Proxies will be borne by the Company. The Board may use the services of the Company's directors, officers and others to solicit Proxies, personally or by telephone. The Board may also arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in so doing. The Annual Report for the fiscal year ended February 1, 1997, including financial statements, is being mailed to stockholders concurrently with the mailing of this Proxy Statement.

                                 VOTING RIGHTS

    The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of Common Stock. Only stockholders of record at the close of business on April 11, 1997 are entitled to notice of and to vote at the Annual Meeting. On that date, there were 7,987,846 shares of the Company's Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or by Proxy, shall constitute a quorum for the transaction of business at the meeting. If an executed Proxy is submitted without any instruction for the voting of such Proxy, the Proxy will be voted in favor of the proposals described.

    All shares represented by valid Proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. A stockholder who signs and returns a Proxy will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the President of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the Annual Meeting and electing to vote in person.

                                  PROPOSAL ONE
                      NOMINATION AND ELECTION OF DIRECTORS

    The Company has a classified Board of Directors consisting of three classes, with the classes serving for staggered three year terms. Currently, there is one director in Class I (and one vacancy), and two directors each in Class II and Class III. One Class I director is to be elected at the upcoming Annual Meeting of Stockholders, whose term will then expire at the Annual Meeting of Stockholders in 2000. The term of each Class II director will expire at the Annual Meeting of Stockholders in 1998. The term of each Class III director will expire at the Annual Meeting of Stockholders in 1999.

    Management's nominee for election as a Class I director at the Annual Meeting of Stockholders is Peter L. Harris, the current Class I member of the Board of Directors. If elected, the nominee will serve as a director until the earlier to occur of (i) the Company's Annual Meeting of Stockholders in 2000 or
(ii) his resignation or the vacancy of his office as a result of death, removal, or other cause in accordance with the Bylaws of the Company. Management knows of no reason why this nominee should be unable or unwilling to serve. However, if this nominee should for any reason be unable or unwilling to serve, the Proxies will be voted for such substitute nominee as Management may designate. Proxies may not be voted for more than one nominee.

    THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED HEREIN. If a quorum is present and voting, the nominee for Class I director receiving the highest number of votes will be elected as a Class I director. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have no effect on the vote.

    The name of the Class I nominee for director and certain information about him is set forth below. The names of directors and certain information about the Class II and Class III directors with unexpired terms are also set forth below.

                                                                                                                 DIRECTOR
                      NAME                                  POSITIONS WITH THE COMPANY                 AGE         SINCE
------------------------------------------------  -----------------------------------------------      ---      -----------
NOMINEE FOR CLASS I DIRECTOR:

Peter L. Harris.................................  Director                                                 53         1997

CONTINUING CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS:

Peter G. Hanelt.................................  Director                                                 51         1997

Julius Jensen III...............................  Director                                                 63         1996

CONTINUING CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS:

Pearson C. Cummin III...........................  Director and Chairman of the Board                       54         1988

Kathleen M. Chatfield...........................  Chief Executive Officer, President and Director          44         1994

    PEARSON C. CUMMIN III has served as Chairman of the Board since March 1997, and a director of the Company since July 1988. Mr. Cummin has served as a general partner of Consumer Venture Partners, a venture capital investment firm since January 1986. Mr. Cummin is a director of Pacific Sunwear of California, Inc., and of Boston Beer Company, Inc.

    KATHLEEN M. CHATFIELD has served as Chief Executive Officer of the Company since February 1995, as a director of the Company since November 1994, and as President of the Company since September 1994. Ms. Chatfield also served as the Company's Chief Operating Officer from September 1994 to February 1995, as Senior Vice President, Operations from January 1994 to September 1994, as Vice President, Store Operations from February 1992 to January 1994, as Director of Stores from January 1991 to January 1992 and as Regional Manager from January 1990 to January 1991.

    PETER G. HANELT has served as a director of the Company since March 1997. Mr. Hanelt has served as a Retail and Wholesale Consumer Products Consultant since February 1997. Previously, Mr. Hanelt served as Chief Operating Officer and Chief Financial Officer of Esprit De Corp, an apparel manufacturer, wholesaler and retailer, from 1993 to 1997, and as President, Retail Division from 1995 to 1996. Also, Mr. Hanelt served as Vice President, Finance and Operations of Saint Francis Memorial Hospital, a private teaching hospital from 1992 to 1993, and Acting Chief Operating Officer and Chief Financial Officer of Post Tool, Inc., a retailer of power and hand tools, from 1990 to 1992. Mr. Hanelt is a director of The Great American Backrub Store, Inc.

    PETER L. HARRIS has served as a director of the Company since January 1997. Mr. Harris has served as Chairman, Chief Executive Officer and President of Expressly Portraits, a family portrait studio chain, since August 1995. Previously, Mr. Harris served as Chairman of Accolade, Inc., a publisher of interactive entertainment software, from May 1994 to January 1996, and Chief Executive Officer from May 1994 to June 1995. He also served as President of Phoenix Retailing from July 1992 to May 1994, as President and Chief Executive Officer of FAO Schwarz from 1985 to 1992 and as President of Gemco Department Stores from 1980 to 1984. Mr. Harris is a director of Boomtown, Inc., On-Sale, Inc. and Pacific Sunwear of California, Inc.,

    JULIUS JENSEN III has served as a director of the Company since February 1996. Mr. Jensen has served as a general partner of Copley Venture Partners, a venture capital investment firm since 1982. Mr. Jensen is a director of Pacific Sunwear of California, Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During fiscal 1996 the Board held six meetings. During that period, the Audit Committee of the Board held two meetings and the Compensation Committee held three meetings. The Company does not have a nominating committee of the Board. During fiscal 1996, Julius Jensen III, while serving as a member of the Compensation Committee, attended one of the two meetings held after he became a member. Other than this exception, no director attended fewer than 75% of the board meetings or of the committee meetings upon which directors served, while such director served as a director.

    The members of the Audit Committee are Pearson C. Cummin III, Peter G. Hanelt and Julius Jensen III. The functions of the Audit Committee include (i) recommending the independent auditors to the Board, (ii) reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, (iii) reviewing the annual and quarterly financial reports with the auditors and management and (iv) setting the scope and reviewing the results of the internal audit function.

    The members of the Compensation Committee are Pearson C. Cummin III, Julius Jensen III and Peter L. Harris. The function of the Compensation Committee is to make recommendations concerning salary and incentive compensation for officers and employees of the Company.

COMPENSATION OF DIRECTORS

    With the exception of Robert S. Rubenstein, a former director, the Company's directors did not receive any cash compensation for their services as members of the Board of Directors during the fiscal year ended February 1, 1997, but were reimbursed for expenses incurred in attending each Board and committee meeting.

    The Company provided Mr. Rubenstein with compensation for his services as a member of the Board of Directors of the Company of $3,000 per fiscal quarter plus $500 per committee meeting in addition to reimbursement for expenses incurred in attending each Board and committee meeting. As a result, Mr. Rubenstein received $12,000 in compensation during the fiscal year ended February 1, 1997.

    The Company has an agreement to provide Peter G. Hanelt and Peter L. Harris compensation for their services as members of the Board of Directors of the Company of $3,000 per fiscal quarter, plus $500 per committee meeting. As they were recently appointed to the Board of Directors, no compensation was paid during the fiscal year ended February 1, 1997.

    The Company's 1993 Outside Directors Stock Option Plan (the "Director Plan") provides that upon initial election to the Board of Directors, each new non-employee director will receive a one-time grant of an option to purchase 12,000 shares of the Company's Common Stock. The Directors Plan also provides for subsequent grants to each non-employee director, on each anniversary date of the initial grant, of an option to purchase 4,000 shares of Common Stock. The exercise price of all options granted to directors have been at fair market value at the time of grant and the options vest over three years.

                                  PROPOSAL TWO
                 PROPOSAL TO AMEND THE 1993 OMNIBUS STOCK PLAN

    The Company's Board of Directors and the stockholders have previously adopted and approved the 1993 Amended and Restated Omnibus Stock Plan (the "Stock Plan"). A total of 1,710,000 shares of common stock are presently reserved for issuance under the Stock Plan and only 244,854 shares were available for the future grant of options and other awards under the Stock Plan as of February 1, 1997. Due to the limited number of shares remaining, the Board of Directors approved an amendment to the Stock Plan, subject to stockholder approval, to increase the number of shares reserved for issuance under the Stock Plan from 1,710,000 to 2,000,000 shares. At the Annual Meeting, the stockholders are being requested to approve and ratify such amendment to the Stock Plan authorizing an additional 290,000 shares for the future grant of stock options and other awards under the Stock Plan. If approved, this amendment will increase the maximum aggregate number of shares issuable under the Stock Plan from 1,710,000 to 2,000,000.

    The Board of Directors believes that approval and ratification of the amendment to the Stock Plan to make available an adequate number of shares for the future grant of stock options and other awards is in the best interests of the Company and its stockholders because stock options and other forms of stock compensation serve to align the long-term interests of the Stock Plan's participants and the stockholders and are an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

SUMMARY OF THE STOCK PLAN

    The following summary of the Stock Plan is qualified in its entirety by the specific language of the Stock Plan, a copy of which is available to any stockholder upon request.

    GENERAL. The Stock Plan permits the grant of incentive or nonqualified stock options and awards of restricted stock, performance shares, performance units, stock appreciation rights or phantom stock to eligible employees and consultants of the Company. On March 11, 1997, the Board of Directors amended the Stock Plan, subject to stockholder approval, to increase from 1,710,000 shares to 2,000,000 shares the maximum aggregate number of shares issuable thereunder. Appropriate adjustments will be made to the shares subject to the Stock Plan and to any outstanding option or award in the event of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, exchange of shares, combination, reclassification or similar change in the Company's capital structure. To the extent that any outstanding option or award expires or terminates, or shares subject to repurchase by the Company are repurchased, the shares subject to the expired or terminated portion of such option or award or such repurchased shares are returned to the Stock Plan and become available for future grants.

    ADMINISTRATION. The Stock Plan is administered by the Board or a duly appointed committee of the Board. With respect to the participation of individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Stock Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Stock Plan, the Board or the committee determines the persons to whom grants of options or other awards are to be made, the number of shares to be covered by each option or award, the terms of vesting and all other terms and conditions of the options and other awards. The Board or committee will interpret the Stock Plan and options and awards granted under the plan, and all determinations of the Board or committee will be final and binding on all persons having an interest in the Stock Plan or any option or award.

    ELIGIBILITY. All employees (including officers and directors who are also employees) and consultants or other independent contractors of the Company or any parent or subsidiary corporations of the Company are eligible to participate in the Stock Plan. In addition, options and other awards may also be granted to prospective employees, consultants or other independent contractors in connection with written offers of employment or engagement.

    STOCK OPTIONS. The Company intends that compensation related to options granted under the Stock Plan qualify for the "performance-based compensation" exemption under Section 162(m) of the Code. To qualify for such exemption, the Stock Plan limits the number of shares for which options may be granted to any employee within any fiscal year to a maximum of 100,000, provided that a new employee may receive an additional one-time grant of an option for up to a maximum of 300,000 shares. These limits will be adjusted, as appropriate, for stock splits or other changes in the capitalization of the Company,

    Options granted under the Stock Plan may be "incentive stock options" within the meaning of Section 422 of the Code or nonqualified stock options. Each option is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Stock Plan. The exercise price of an incentive stock option must be no less than 100%, and the exercise price of a nonqualified stock option must be no less than 85%, of the fair market value of a share of the Company's Common Stock on the date of grant. However, any incentive stock option granted to a person who owns stock possessing more than 10% of the voting power of the Company's outstanding stock must have an exercise price of no less than 110% of the fair market value of a share of the Company's Common Stock on the date of grant. On March 31, 1997, the closing sale price per share of the Company's Common Stock, as reported on the Nasdaq National Market, was $4.125. Generally, options may be exercised by payment of the exercise price in cash, by check or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by a recourse promissory note in a form approved by the Company by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. However, the Board or committee may restrict the forms of payment permitted in connection with any option grant.

    Options granted under the Stock Plan will become exercisable at such times as specified by the Board or committee either in the original grant or by subsequent amendment of an option, and generally become exercisable in installments subject to continued employment with the Company. Unless otherwise determined by the Board in granting an option, options granted under the Stock Plan have a term of ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

    RESTRICTED STOCK. Each award of restricted stock under the Stock Plan is evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Stock Plan. No monetary payment is required in connection with an award of restricted stock. Restricted stock is subject to restrictions on transfer by the participant during a period established by the Board. Until the termination of the applicable period of restriction, no restricted stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution. All rights with respect to restricted stock may be exercised only by the participant during his or her lifetime.

    PERFORMANCE SHARES AND PERFORMANCE UNITS. The Board or committee may award performance shares or performance units (together, "performance awards") under the Stock Plan pursuant to which participants may receive shares of the Company's Common Stock without monetary payment therefor, cash, or a combination of both if and to the extent that performance goals established by the Board are attained during a performance period. The participant is not required to make any monetary payment to receive a performance award. Performance goals represent one or more threshold levels of attainment of one or more measures of business performance as specified in the written award agreement between the participant and the Company. The Board or committee must establish the performance goals applicable to a performance award prior to the start of the performance period for such award, or such later date as permitted under Section 162(m) of the Code. The Board or committee may base the performance goals on one or more of the following measures of business performance: revenue, operating income, pre-tax profit, net income, gross margin, operating margin, earnings per share, return on stockholder equity, return on capital, return on assets, cash flow, and debt reduction. Such terms will have the same meaning as used in the Company's financial statements, or, if not used therein, the meaning applied pursuant to generally accepted accounting principles. The measures of business performance may be absolute or relative to a standard selected by the Board or committee. Attainment of the performance goals will be measured on a consolidated, divisional or other business unit basis, as determined by the Board or committee, before the effect of changes in accounting standards, restructuring charges, and similar extraordinary items, determined according to criteria established by the Board.

    Performance awards may be granted by the Board in the form of performance shares or performance units. Performance shares and performance units are bookkeeping units denominated in shares of stock or dollar amounts, respectively, which represent a right to receive the value of the units upon the attainment of the applicable performance goals within the performance period. Each performance share has an initial value equal to the fair market value of a share of Common Stock on the date of the award, while each performance unit has an initial value of $100. The ultimate value of a performance award depends on the extent to which the preestablished performance goals are achieved and, in the case of performance shares, the change in the value of the Common Stock during the performance period.

    The Board or committee will specify in a written agreement between the participant and the Company evidencing each performance award the number of performance shares or performance units awarded, the applicable performance goals and performance period and all other terms and conditions of the award, consistent with the requirements of the Stock Plan. However, subject to appropriate adjustment for stock splits or other changes in the Company's capital structure, no award of performance shares may permit a participant to receive more than 25,000 shares of Common Stock for each full fiscal year contained in the applicable performance period, and no award of performance units may permit a participant to receive more than $500,000 for each full fiscal year contained in the applicable performance period.

    Following completion of the performance period for a performance award, the Board or committee must certify in writing the extent to which the performance goals have been attained. The participant will then be entitled to receive payment of the value of the performance shares or performance units actually earned in cash, shares of stock, or in any combination thereof in a lump sum or in installments as determined by the Board, or if the Board permits, as determined by the participant. All rights under a performance award are exercisable only by the participant and may not be sold; transferred, pledged; assigned, or otherwise alienated or hypothecated except by will or the laws of descent and distribution. The Company intends that compensation related to performance awards under the Stock Plan qualify for the "performance-based compensation" exemption under Section 162(m) of the Code.

    STOCK APPRECIATION RIGHTS. The Board or committee may award stock appreciation rights ("SARs") under the Stock Plan either alone ("Freestanding SARs") or in tandem with stock options granted under the plan ("Tandem SAR"). Each SAR is a right to receive payment equal to the appreciation in the market value of a stated number of shares of Common Stock from the SAR's exercise price to the market value on the date of the SAR's exercise.

    A Tandem SAR may be granted either at the time of grant of the related option or at any time thereafter in the case of a nonqualified stock option. A Tandem SAR is exercisable to the extent its related option is exercisable, and its exercise price is the same as the exercise price of the related option. Upon the exercise of a Tandem SAR, the related option is canceled for the number of shares covered by the exercise of the SAR. Similarly, a Tandem SAR is canceled for the same number of shares for which its related option is exercised.

    A Freestanding SAR is exercisable at such times and subject to such terms and conditions as the Board or committee establishes, and its exercise price will be no less than the fair market value of the Common Stock on the date of grant. Freestanding SARs may not be exercisable for a term of more than ten years.

    Payment upon the exercise of an SAR may be made in cash, shares of stock, or in any combination thereof in a lump sum or in; installments as determined by the Board, or if the Board permits, as determined by the participant. The Company intends that compensation related to SARs granted under the Stock Plan qualify for the "performance based compensation" exemption under Section 162(m) of the Code. To qualify for such exemption, the Stock Plan limits the number of shares for which SARs may be granted to any employee within any fiscal year to a maximum of 100,000, provided that a new employee may receive an additional one-time grant of an SAR for up to a maximum of 300,000 shares. These limits are subject to appropriate adjustment for stock splits or other changes in the capitalization of the Company. All rights under an SAR are exercisable only by the participant and may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated except by will or the laws of descent and distribution.

    PHANTOM STOCK. The Board or committee may grant phantom stock awards under the Stock Plan and will not require any monetary payment therefor. Each unit of phantom stock awarded under the Stock Plan represents the right to receive payment equal to the value of the unit at the time of settlement of such award. As specified by the Board or committee in a written agreement between the participant and the Company, the value of a unit of phantom stock may be either the fair market value of a share of Common Stock or the appreciation in the market value of a share of Common Stock from the date of award to its settlement date. The Board or committee will determine and set forth in the agreement the terms, conditions, restrictions and/or performance goals governing the settlement of the phantom stock award.

    Upon the settlement of a phantom stock award, the Company will pay to the participant the value of each phantom stock unit in cash, shares of stock, or any combination thereof in a lump sum or in installments as determined by the Board, or if the Board permits, as determined by the participant. The Company intends that compensation related to SARs granted under the Stock Plan qualify for the "performance-based compensation" exemption under Section 162(m) of the Code to the extent permitted under regulations promulgated pursuant to Section 162(m). The Stock Plan limits the number of phantom stock units which may be granted to any employee within any fiscal year to a maximum of 100,000 provided that a new employee may receive an additional one-time grant for up to a maximum of 200,000 phantom stock units. These limits are subject to appropriate adjustment for stock splits or other changes in the capitalization of the Company. All rights under a phantom stock award are exercisable only by the participant and may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated except by will or the laws of descent and distribution.

    RIGHTS AS A STOCKHOLDER. A participant will have no rights as a stockholder with respect to an option or award under the Stock Plan until shares of Common Stock are issued to the participant. Participants awarded restricted stock may vote such shares and will be entitled to any dividends paid with respect to such shares. However, the Board may provide that such dividends will be accumulated and paid only to the extent that the shares become nonforfeitable. In the discretion of the Board, participants awarded performance shares or phantom stock may be paid dividend equivalents, which may be accumulated and paid to the extent that such awards are paid. In addition, the Board may provide for payment of dividend equivalents in the event that the issuance of stock upon the exercise of any option or payment of any award is delayed or deferred.

    TRANSFER OF CONTROL. A "Transfer Control" will be deemed to occur upon any of the following events in which the stockholders of the Company do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company, or

(ii) a merger in which the Company is a party. A Transfer of Control will also occur in the event of the sale, exchange or transfer of all or substantially all of the assets of the Company other than to one or more corporations at least a majority of the voting stock of which is beneficially owned by the stockholders of the Company or a liquidation or dissolution of the Company. In the event of a Transfer of Control of the Company, the Board may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof (the "Acquiring Corporation") either to assume the Company's rights and obligations under or substitute substantially equivalent rights for outstanding options, stock appreciation rights, restricted stock and phantom stock. If the Acquiring Corporation does not assume or substitute new rights for such outstanding options and awards, any unexercisable and/or unvested portions of the outstanding stock options, stock appreciation rights, restricted stock and phantom stock will become immediately exercisable and/or fully vested, as the case may be. Alternatively, the Board may grant stock options, stock appreciation rights, restricted stock or phantom stock awards providing that such options and awards will automatically become immediately exercisable and/or fully vested upon any Transfer of Control. Upon any Transfer of Control, all holders of outstanding performance shares and performance units for which the performance period has not ended prior to the Transfer of Control will be paid immediately prior to the Transfer of Control the target amount that would have been earned had the performance goals applicable to the award been attained at the 100% level, pro rated on the basis of the portion of the performance period elapsed prior to the Transfer of Control.

    TERMINATION OR AMENDMENT. All options and awards must be granted, if at all, prior to April 27, 2005. The Board or committee may terminate or amend the Stock Plan at any time, but, without stockholder approval, the Board of Directors may not amend the Stock Plan to increase the total number of shares of Common Stock covered by the Stock Plan or to change the class of persons eligible to participate in the Stock Plan.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Stock Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

    INCENTIVE STOCK OPTIONS. Options designated as incentive stock options are intended to fall within the provisions of Section 422 of the Code. An optionee recognizes no taxable income as the result of the grant or exercise of such an option.

    For optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the transfer of the shares upon exercise of the option, the gain on sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income; and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by Section 162(m) of the Code, as described above.

    The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (which is generally the date of exercise) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONQUALIFIED STOCK OPTIONS. Options not designated as incentive stock options will be nonqualified stock options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option.

    Upon the exercise of a nonqualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (which is generally the date of exercise). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section 16(b) of the Exchange Act, in which case the determination date is the later of (i) the date on which the shares vest, or (ii) the date the sale of the shares at a profit would no longer subject the optionee to suit under Section 16(b) of the Exchange Act. (Section 16(b) of the Exchange Act generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of the Company.) If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months from the determination date. No tax deduction is available to the Company with respect to the grant of a nonqualified option or the sale of the stock acquired pursuant to such option. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified option, except to the extent such deduction is limited by Section 162(m) of the Code, as described above.

    THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER TWO. The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by Proxy, is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the vote.

    The Board of Directors believes that the amendment of the Stock Plan to increase the maximum aggregate number of shares of Common Stock issuable under the Stock Plan by 290,000 shares from 1,710,000 to 2,000,000 shares, is in the best interests of the stockholders and the Company for the reasons stated above.

                                 PROPOSAL THREE
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board has selected Deloitte & Touche LLP to serve as independent auditors to audit the financial statements of the Company for fiscal 1997. Deloitte & Touche LLP has acted in such capacity since its appointment for fiscal 1988. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if the representatives desire to do so, and will be available to respond to appropriate questions.

    THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER THREE. In the event that ratification by the stockholders of the appointment of Deloitte & Touche LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by Proxy, is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, (ii) each of the Company's directors, (iii) each executive officer of the Company named in the Summary Compensation Table, and
(iv) all current directors and executive officers of the Company as a group.

                                                                                        AMOUNT
                                                                                          OF          PERCENT OF
NAME OF BENEFICIAL OWNER OR GROUP                                                     BENEFICIAL     COMMON STOCK
AND NATURE OF BENEFICIAL OWNERSHIP(1)                                                  OWNERSHIP      OUTSTANDING
------------------------------------------------------------------------------------  -----------  -----------------
Consumer Venture Partners I, L.P.(2)................................................   1,170,720            14.7%
  Three Pickwick Plaza
  Greenwich, CT 06830

Robert S. Rubenstein(3).............................................................     909,704            11.4%
  182 Northgate One
  San Rafael, CA 94903

Centennial Associates, L.P(4).......................................................     761,500             9.5%
  900 Third Avenue
  New York, NY 10022

Arthur S. Berliner(5)...............................................................     454,278             5.7%
  Walden Partners
  750 Battery St.
  San Francisco, CA 94111

Norwest Equity Partners IV(6).......................................................     410,058             5.3%
  2800 Piper Jaffray Tower
  222 South Ninth Street
  Minneapolis, MN 55402

Copley Partners 2, L.P.(7)..........................................................     409,074             5.1%
  Federal Reserve Plaza
  600 Atlantic Plaza, 13th Floor
  Boston, MA 02110

Pearson C. Cummin III(8)............................................................   1,186,721            14.9%
Kathleen M. Chatfield(9)............................................................      99,949             1.3%
Peter G. Hanelt(10).................................................................       7,400           *
Peter L. Harris.....................................................................          --              --
Julius Jensen III(11)...............................................................     433,074             5.4%
Michael Sontag......................................................................          --              --
Michael J. Waide(12)................................................................      30,833           *
Karen A. Daley(13)..................................................................      16,718           *
Elizabeth A. Jones(14)..............................................................       8,666           *
All directors and executive officers
  as a group (9 persons)(15)........................................................   1,783,361            22.3%

------------------------

 *   Less than 1%

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The table is based upon information supplied by the directors, officers and principal stockholders.

 (2) According to a Schedule 13G filed with the Securities and Exchange Commission dated February 10, 1995, Consumer Venture Partners I, L.P. has shared voting and investment power for all of such shares with Consumer Venture Associates, L.P., Consumer Venture Partners II, L.P., Consumer Venture Associates II, L.P., Christopher P. Kirchen and Pearson C. Cummin, III. Mr. Cummin, a director of the Company, is a general partner of Consumer Venture Associates, L.P., the sole general partner of Consumer Venture Partners I, L.P., and a general partner of Consumer Venture Associates II, L.P., the sole general partner of Consumer Venture Partners II, L.P. See footnote 8.

 (3) Includes 44,400 shares held in trust for the benefit of Mr. Rubenstein's children and 3,000 shares held by Mr. Rubenstein's wife for herself and as custodian for her children. Mr. Rubenstein disclaims beneficial ownership of such shares.

 (4) According to a Schedule 13D, as amended, filed with the Securities and Exchange Commission dated March 20, 1996 and information supplied by Centennial subsequent to that date, Centennial Associates, L.P.

 (5) Includes 16,001 shares subject to stock options which are exercisable within 60 days of March 31, 1997. Also includes 95,870 shares beneficially owned by Walden Ventures, 209,002 shares beneficially owned by Walden Investors, and 65,000 shares beneficially owned by Walden Capital Partners. Mr. Berliner is a general partner of such entities and has shared voting and investment power with respect to the 369,872 shares held by them. Mr. Berliner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

 (6) According to a Schedule 13G filed with the Securities and Exchange Commission dated February 10, 1997, Norwest Equity Partners IV has shared voting and investment power with respect to such shares with its affiliates Itasca Partners, Robert F. Zicarelli and Daniel J. Haggerty.

 (7) According to a Schedule 13G filed with the Securities and Exchange Commission dated February 10, 1994, Copley Partners 2, L.P. has shared voting and investment power with respect to all of such shares. Mr. Jensen, a director of the Company, is a general partner of Copley Partners 2, L.P. See footnote 11.

 (8) Includes 16,001 shares subject to stock options which are exercisable within 60 days of March 31, 1997, and 1,170,720 shares beneficially owned by Consumer Venture Partners I, L.P., and Consumer Venture Partners II, L.P., of which Mr. Cummin is a general partner. In his capacity as a general partner of Consumer Venture Associates, L.P., and Consumer Venture Associates II, L.P., Mr. Cummin has shared voting and investment power with respect to all such 1,170,720 shares and may be deemed to beneficially own such shares. Mr. Cummin disclaims beneficial ownership of such shares. See footnote 2.

 (9) Includes 77,249 shares subject to stock options which are exercisable within 60 days of March 31, 1997.

(10)  Includes 900 shares held by Peter G. Hanelt, an Accountancy Corporation.

(11) Includes 4,000 shares subject to stock options which are exercisable within 60 days of March 31, 1997. Also includes 20,000 shares held by Mr. Jensen's wife, and 409,074 shares beneficially owned by Copley Partners 2, L.P., of which Mr. Jensen is a general partner. In his capacity as a general partner of Copley Partners 2, L.P., Mr. Jensen has shared voting and investment power with respect to all 409,074 shares and may be deemed to beneficially own such shares. Mr. Jensen disclaims beneficial ownership of such shares. See footnote 7.

(12) All of such 30,833 shares are subject to stock options which are exercisable within 60 days of March 31, 1997.

(13) Includes 9,166 shares subject to stock options which are exercisable within 60 days of March 31, 1997.

(14) All of such 8,666 shares are subject to stock options which are exercisable within 60 days of March 31, 1997.

(15) Includes 145,915 shares subject to stock options which are exercisable within 60 days of March 31, 1997.

                EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation paid or accrued by the Company during fiscal years ended February 1, 1997, February 3, 1996, and January 29, 1995 to (i) of the Chief Executive Officer during fiscal 1996 and
(ii) the four most highly compensated executive officers of the Company during the fiscal year ended February 1, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                                 ----------------------------
                                            ANNUAL COMPENSATION                             AWARDS
                             --------------------------------------------------  ----------------------------
                                                                  OTHER ANNUAL     RESTRICTED     SECURITIES
NAME AND PRINCIPAL POSITION                                       COMPENSATION    STOCK AWARDS    UNDERLYING      ALL OTHER
    DURING FISCAL 1996         YEAR      SALARY($)    BONUS($)       ($)(1)            ($)        OPTIONS(#)    COMPENSATION
---------------------------  ---------  -----------  -----------  -------------  ---------------  -----------  ---------------
Kathleen M.                       1996     325,000      132,031            --              --        100,000             --
  Chatfield(2) ............       1995     279,134           --            --              --         50,000             --
  President and Chief             1994     186,862           --            --          12,500(3)      55,000             --
  Executive Officer

Michael Sontag(4) .........       1996      76,923       30,000(5)          --             --         75,000         17,116(6)
  Senior Vice President,
  General Merchandise
  Manager

Michael J. Waide(7) .......       1996     220,000       68,750            --              --         50,000             --
  Senior Vice President,          1995      89,154       33,250(8)          --             --         50,000             --
  Finance, Chief Financial
  Officer and Secretary

Karen A. Daley(9) .........       1996     122,000       19,063            --              --         15,000             --
  Vice President, Human           1995     115,316           --            --              --          5,000             --
  Resources

Elizabeth A. Jones(10) ....       1996     140,000       39,375            --              --         20,000         85,506(11)
  Vice President,                 1995     120,000           --            --              --         20,000
  Operations

------------------------------

 (1) Unless otherwise specified, the total amount of personal benefits paid to any executive officer during the fiscal year was less than the lesser of
      (i) $50,000 and (ii) 10% of such executive officer's total reported salary and bonus.

 (2) Ms. Chatfield served as Senior Vice President of Operations until September 1994, and then Chief Operating Officer of the Company until February 1995, when she became Chief Executive Officer.

 (3) Represents 2,500 shares of Common Stock valued at $5.00 per share. All such shares vested in full in April 1995.

 (4)  Mr. Sontag was hired as an executive officer in October 1996.

 (5)  Represents performance bonus in connection with employment agreement.

 (6) Represents relocation expenses paid in connection with Mr. Sontag's hiring as Senior Vice President, General Merchandise Manager.

 (7)  Mr. Waide was hired as an executive officer in August 1995.

 (8)  Represents performance bonus in connection with employment agreement.

 (9)  Ms. Daley was promoted to an executive officer in April 1995.

(10)  Ms. Jones was hired as an executive officer in March 1995.

(11) Represents relocation expenses paid in connection with Ms. Jones' hiring as Vice President, Operations.

STOCK OPTIONS GRANTED IN FISCAL 1996

    The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended February 1, 1997 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN 1996 FISCAL YEAR

                                   INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
---------------------------------------------------------------------------------------    VALUE AT ASSUMED
                                      NUMBER OF   % OF TOTAL                               ANNUAL RATES OF
                                     SECURITIES     OPTIONS                                  STOCK PRICE
                                     UNDERLYING   GRANTED TO                               APPRECIATION FOR
                                       OPTIONS     EMPLOYEES   EXERCISE OR                  OPTION TERM(1)
                                       GRANTED     IN FISCAL   BASE PRICE   EXPIRATION   --------------------
               NAME                    (#)(2)        YEAR       ($/SH)(3)      DATE         5%         10%
-----------------------------------  -----------  -----------  -----------  -----------  ---------  ---------
Kathleen M. Chatfield..............     100,000      26.3498%      2.4375     02/06/06     153,293    388,475

Michael Sontag.....................      75,000      19.7623%      5.3750     10/14/06     253,523    642,477

Michael J. Waide...................      50,000      13.1749%      2.4375     02/06/06      76,647    194,237

Karen A. Daley.....................      15,000       3.9525%      2.4375     02/06/06      22,994     58,271

Elizabeth A. Jones.................      20,000        5.270%      2.4375     02/06/06      30,659     77,694

------------------------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) Options were granted under the Company's 1993 Amended and Restated Omnibus Stock Plan ("Stock Plan") and vest over a five year period at the rate of one-fifth on the first anniversary of the date of grant and 1/60 per month thereafter for each full month of the optionee's continuous employment with the Company.

(3)  All options were granted at fair market value on the date of grant.

OPTION EXERCISES AND FISCAL 1996 YEAR-END VALUES

    The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended February 1, 1997, and unexercised options held as of February 1, 1997, by the persons named in the Summary Compensation Table:

                          AGGREGATED OPTION EXERCISES
                           AND FISCAL YEAR-END VALUES

                                                          NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                 SHARES                     OPTIONS AT 2/1/97         MONEY OPTIONS AT 2/1/97(1)
                               ACQUIRED ON    VALUE    ----------------------------  ----------------------------
            NAME                EXERCISE    REALIZED   EXERCISABLE(2) UNEXERCISABLE  EXERCISABLE(2) UNEXERCISABLE
-----------------------------  -----------  ---------  -------------  -------------  -------------  -------------
Kathleen M. Chatfield........      10,000   $   6,875       45,250         179,750     $  44,406     $   378,719

Michael Sontag...............          --          --            0          75,000            --              --

Michael J. Waide.............          --          --       15,000          85,000     $  32,813     $   217,188

Karen A. Daley...............       6,000   $  20,733        4,750          20,250     $   4,047     $    49,703

Elizabeth A. Jones...........       5,000   $  15,313        2,333          32,666     $   5,396     $    85,542

------------------------

(1) Based on the value of $5.25 per share which was the closing price of the Company's Common Stock on February 1, 1997. The value shown is for all outstanding in-the-money options regardless of vesting restrictions.

(2) Options vest over a five-year period at the rate of one-fifth on the first anniversary of the date of grant and 1/60 per month thereafter for each full month of the optionee's continuous employment with the Company.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    The Company's Director Plan provides that in the event of a "Transfer of Control" (as defined in the Directors Plan) of the Company, all outstanding options under the Directors Plan will be immediately exercisable and fully vested prior to the Transfer of Control. Options which are not exercised as of the date of the Transfer of Control are terminated.

    The Company has employment agreements with its Senior Vice President, Finance, Michael J. Waide and its Senior Vice President, General Merchandise Manager, Michael Sontag. Such agreements are terminable-at-will by either party. Under certain circumstances, these executives may be entitled to receive up to one year's salary plus any accrued bonus upon their termination other than for cause. In addition, Mr. Waide's agreement provides that his termination following a "change of control" as defined therein would, under certain circumstances, also entitle him to acceleration of any unvested options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

    Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were satisfied, except that one transaction involving the appointment to the Board of Directors and the pursuant grant of 12,000 options for the purchase of stock to Julius Jensen III was reported late.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") is comprised of three outside directors of the Board of Directors. No member of the Committee is a former or current officer or employee of the Company.

    The Committee is responsible for setting and administering the policies governing annual compensation of executive officers, including base salary, the annual bonus plan and the Company's Stock Plan. In addition, the Committee reviews compensation levels of members of management and evaluates the performance of management and related matters.

OVERVIEW AND POLICIES FOR FISCAL YEAR 1996

    The principal objectives of the Company's compensation program are to attract and retain qualified executives and to provide incentives to enhance the profitability and growth of the Company and thus enhance stockholder value.

    In 1996, compensation for the Company's executive officers consisted primarily of base salary, potential bonuses based upon the Company's performance for the year and longer term equity incentives.

BASE SALARY

    Executive officers' salaries have been targeted at a level that, when combined with the annual bonus, is at or above the average rates paid by competitors to enable to Company to attract, motivate, reward and retain highly skilled executives. The Committee believes that these rates are necessary to retain key employees. The Committee reviews and approves salaries for the Chief Executive Officer and the executive officers on an annual basis, generally at the beginning of the fiscal year.

    Early in fiscal 1996, the Committee reviewed individual base salaries of executive officers and adjusted salaries based on the competition, individual job performance and changes in the position's duties and responsibilities. In making salary decisions, the Committee exercises its discretion and judgment based on these factors. No specific formula was applied to determine the weight of each factor.

ANNUAL BONUS

    The Committee believes that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

    Accordingly, the Company has implemented an annual bonus plan, which provides executive officers and other employees the opportunity to earn annual incentive bonuses. The purpose of such bonus plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to specific corporate financial goals. To this end, specific financial measurements are defined each year and threshold, target and maximum payout levels are established to reflect the Company's objectives. These goals and the potential amounts of bonuses are reviewed and approved by the Committee at the beginning of each fiscal year. In fiscal 1996, the Company met the threshold payout levels. As a result, the Chief Executive Officer and other executive officers received bonuses for fiscal 1996, which aggregated $259,219. Additionally, a separate one-time bonus of $30,000 was paid to Michael Sontag pursuant to his employment agreement.

EQUITY INCENTIVE

    The Committee also believes that employee equity ownership is highly motivating, providing a major incentive to employees in building stockholder value, and serving to align the interests of employees with stockholders. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee considers the current stock ownership of the officer and the number of shares which continue to be subject to vesting under outstanding options. In addition, the Committee compares the stock ownership and options held by each officer with the other officers' equity positions, taking into account the number of years each officer has been employed by the Company, the level of responsibility, the expected future value to the organization, and the attainment of individual objectives. Based upon these criteria, all of the executive officers were granted options in fiscal 1996.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Ms. Chatfield has been the Company's Chief Executive Officer since February 1995. Ms. Chatfield's 1996 base salary was established in accordance with the guidelines applicable to all executive officers as noted above. Additionally, Ms. Chatfield's salary increase was designed to bring her base salary within the range of average salaries of CEOs of comparably sized companies. In fiscal 1996, Ms. Chatfield was eligible to receive a bonus between 65% and 130% of base salary based on the Company's achievement of specific corporate financial goals. In fiscal 1996, the Company met the threshold payout levels and Ms. Chatfield received a bonus of $132,031. In February 1996, Ms. Chatfield was granted an option to purchase 100,000 shares of common stock at a purchase price of $2.4375, which was fair market value of the stock on grant date.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company has reviewed recent amendments to the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations of the Internal Revenue Service that restrict deductibility of executive compensation paid to the five most highly compensated executive officers if such compensation exceeds $1,000,000 for any such individual during any fiscal year and does not qualify for an exception under the statute or proposed regulations. The Compensation Committee concluded that it would be advisable to establish certain restrictions on the granting of options and other awards under the Stock Plan in order to qualify compensation recognized in connection with such options and awards for an exemption from the $1,000,000 limit. The Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                          THE COMPENSATION COMMITTEE
                                          PEARSON C. CUMMIN III
                                          JULIUS JENSEN III
                                          PETER L. HARRIS

                        COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index") and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks ("Retail Index") for the period commencing on May 13, 1992(1), and ending on February 1, 1997.

  COMPARISON OF CUMULATIVE TOTAL RETURN FROM MAY 13, 1992 THROUGH FEBRUARY 1,
                                    1997(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               NATURAL WONDERS, INC.         NASDAQ STOCK MARKET-US         NASDAQ RETAIL TRADE
5/14/1992                          $100                            $100                       $100
1/30/1993                           170                             122                        103
1/29/1994                            58                             139                        110
1/28/1995                            33                             134                         99
2/03/1996                            23                             191                        111
2/01/1997                            42                             247                        137

------------------------

(1) For purposes of this presentation, the Company has assumed that its initial offering price of $12.50 per share would have been the closing sales price on May 12, 1992, the day prior to commencement of trading. The Company's initial public offering commenced on May 13, 1992 and the Company's 1996 fiscal year ended on February 1, 1997.

(2) Assumes that $100.00 was invested on May 12, 1992, in the Company's Common Stock at the Company's initial offering price of $12.50 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

    Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company (i) must be received by the Company at its offices at 4209 Technology Drive, Fremont, California 94538 no later than December 18, 1997 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                           /S/ KATHLEEN M. CHATFIELD
                                          Kathleen M. Chatfield
                                          CHIEF EXECUTIVE OFFICER AND PRESIDENT

Dated: April 18, 1997

                                                                      1126-PS-97

                                  DETACH HERE
PROXY

                              NATURAL WONDERS, INC.
                     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF THE COMPANY

     The undersigned hereby appoints Kathleen M. Chatfield and Michael J. Waide, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Natural Wonders, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the principal offices of the Company located at 4209 Technology Drive, Fremont, California 94538, on Friday, May 23, 1997 at 9:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
(3) Annual Report of the Company for the fiscal year ended February 1, 1997.

                                                                     SEE REVERSE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE

                                  DETACH HERE

/X/ Please mark votes as in this example.


     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, AND 3.

     1. To elect one (1) Class I director to hold office until the 2000 Annual Meeting of Stockholders and until his successor is elected and qualified.

     NOMINEE:  Peter L. Harris

                   FOR                      WITHHELD
                   / /                        / /

     MARK HERE IF YOU PLAN TO ATTEND THE MEETING / /

     MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW / /

     2. To consider a proposal to amend the Company's Amended and Restated 1993 Omnibus Stock Plan to increase the number of shares reserved for issuance thereunder from 1,710,000 to 2,000,000.

        FOR                      AGAINST                ABSTAIN
        / /                        / /                    / /

     3. To consider a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 31, 1998.

        FOR                      AGAINST                ABSTAIN
        / /                        / /                    / /

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature:                 Date:           Signature:                 Date:
         -----------------     ---------            -----------------     ------